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Exhibit 23-3--Consent of Williams, Cox, Weidner, and Cox

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1998 Stock Incentive Plan of The Banc Corporation and Commerce Bank of Alabama Incentive Stock Compensation Plan of our report dated March 3, 1999, with respect to the financial statements of C&L Bank of Bristol (not presented separately in the 2000 Annual Report on Form 10-K) included in the Annual Report of The Banc Corporation (Form 10-K) for the year ended December 31, 2000.

Williams, Cox, Weidner, and Cox

Marianna, Florida
March 30, 2001